                                                                EXHIBIT 20. (b).


"THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED MAY NOT BE OFFERED OR SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE OR (iv) BY WILL OR OPERATION OF LAW."


                          EXERCISABLE AT ANY TIME AFTER
                                 AUGUST 20, 1999
                                Option No. EEI-1

                               OPTION CERTIFICATE

         This Option Certificate certifies that Environmental Energy, Inc. is the registered holder of Options to purchase, at any time from after August 20, 1999 and until the expiration date of August 19, 2004, up to 1,120,000 of fully paid shares of common stock Shares (the "Shares") of Daugherty Resources, Inc. (the "Company"), at the exercise price, subject to adjustment in the event of a stock split or consolidation, of ONE DOLLAR AND N0/CENTS (US $1.00) per Share (the "Exercise Price") upon surrender of this Option Certificate and payment of the Exercise Price at the principal executive office of the Company, but subject to the conditions set forth herein. This Option Certificate expires on August 19, 2004 at which time all rights hereunder to purchase the Shares of Daugherty Resources, Inc. shall cease. Payment of the Exercise Price shall be made by certified or official bank check or wire transfer in New York Clearing House funds payable to the order of the Company.

         The Options evidenced by this Option Certificate are part of a duly authorized issue of Options.

         Upon due presentment for transfer of this Option Certificate at the principal executive office of the Company, a new Option Certificate or Option Certificates of like tenor and evidencing in the aggregate a like number of Options shall be issued to the transferee(s) in exchange for this Option Certificate, subject to the limitations provided herein and in the Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Options evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Option Certificate representing such numbered of unexercised Options.



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


         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone or any attempt by the registered owner to assign or transfer except in compliance with the conditions contained above), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Option Certificate does not entitle any Option holder to any of the rights of a shareholder of the Company.

IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed under its corporate seal.

Dated as of AUGUST 20, 1999.

                                               DAUGHERTY RESOURCES, INC.



                                               By:/s/ William S. Daugherty
                                                 -------------------------
                                                    Williams S. Daugherty
                                                     President and CEO




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


                          FORM OF ELECTION TO PURCHASE


The undersigned hereby irrevocably elects to exercise the right, represented by Option Certificate No. EEI-____, to purchase Shares (as defined in the Agreement described below) and herewith tenders in payment for such securities a certified or official bank check or wire transfer payable in New York Clearing House Funds, or a combination thereof to the order of Daugherty Resources, Inc., (the "Company") in the amount of $____________, all in accordance with the terms of the Option Agreement by and between Daugherty Resources, Inc. and Environmental Energy, Inc. dated _______________, 1999. The undersigned Optionholder requests that a certificate for such securities be registered in his/her name with the following address: _____________________________________ and that such certificate be delivered to _________________________whose address is ___________________________, and if said number of Shares shall not be all the Shares purchasable hereunder, that a new Option Certificate for the balance of the Shares purchasable under the within Option Certificate be registered in the name of the undersigned Optionholder as below indicated and delivered to the address stated below.


Dated:______________________

                                  Signature:
                                            ---------------------------------
                                  (Signature must conform in all respects to name of holder as specified on the face of the Option Certificate.)

                                  Address:
                                            ---------------------------------
                                  (Insert Social Security or Other Identifying
                                  Number of Holder)

Signature Guaranteed:


(Signature must be guaranteed by a bank, savings and loan association, stockbroker, or credit union with membership in an approved Signature Guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)



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


                               FORM OF ASSIGNMENT
             (To be executed by the registered holder if such holder
                  desires to transfer the Option Certificate.)


          FOR VALUE RECEIVED _______________________ here sells, assigns and transfers unto _______________________________________[NAME OF TRANSFEREE]
Option Certificate No. _____, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_________________________ Attorney, to transfer the within Option Certificate on the books of the within-named Company, with full power of substitution.


 Dated:________________
                                     Signature:
                                               ---------------------------------
                                     (Signature must conform in all respects to
                                      name of holder as specified on the face of the Option Certificate.)

                                     Address:
                                               ---------------------------------
                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------
                                     (Insert Social Security or Other
                                     Identifying Number of Holder
Signature Guaranteed:
(Signature must be guaranteed by a bank, savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.) 2








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